UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 30, 2006

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The news release dated January 30, 2006 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Item 8.01	Other Events.

A.	Pension and Other Postretirement Benefits

For 2005, the retirement benefit plan assets generated a total return (net of investment management fees) of 7.2% for realized and unrealized net gains of approximately $65 million. As of December 31, 2005, the market value of the retirement benefit plan assets was $931 million.

Based on various assumptions (e.g., discount rate and expected return on plan assets, which are noted below) and assuming no further changes in retirement benefit plan provisions, consolidated HEI’s, consolidated HECO’s and ASB’s accumulated other comprehensive income/(loss) (AOCI) balance, net of tax benefits, related to the minimum pension liability at December 31, 2005 and 2004 and retirement benefits expense, net of income taxes, for 2006 (estimated) will be, and 2005 and 2004 were, as follows:

Years ended December 31	(Estimated) 2006	2005	2004
($ in millions)
Consolidated HEI
AOCI balance, net of tax benefits, December 31	NA	$(1.3)	$(1.1)
Retirement benefits expense, net of income tax benefits	$17.8	11.3 [1]	7.0 [1]

Consolidated HECO
AOCI balance, net of tax benefits, December 31	NA	—	—
Retirement benefits expense, net of income tax benefits	13.7	7.8 [1]	4.0 [1]

ASB
AOCI balance, net of tax benefits, December 31	NA	(0.3)	(0.2)
Retirement benefits expense, net of income tax benefits	2.8	2.4 [1]	2.0 [1]

Assumptions
Discount rate, January 1	5.75%	6.00%	6.25%
Expected return on plan assets	9.00%	9.00%	9.00%

[1]	Does not include impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

NA Not available.

Contributions to the retirement benefits plans totaled $25 million in 2005. Contributions to the retirement benefits plans are expected to be $14 million in 2006.

The 2006 estimated retirement benefits expenses, net of income taxes, are forward-looking statements subject to risks and uncertainties, including the impact of plan changes during the year, if any, and the impact of actual information when received (e.g., actual participant demographics as of January 1, 2006).

B.	News Release

On January 30, 2006, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS FOURTH QUARTER 2005 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported 2005 income from continuing operations of $127.4 million, or $1.58 per share, compared with $107.7 million, or $1.36 per share in 2004. Comparative results were affected by the recognition in 2004 of a cumulative $20.3 million after-tax charge ($0.25 per share) for a state franchise tax dispute involving its bank’s real estate investment trust (REIT) subsidiary which was settled in December 2004.

“We were able to hold results relatively constant with 2004, while successfully meeting significant operating challenges in 2005,” said Robert F. Clarke, HEI chairman, president and chief executive officer. “Our utility continued providing customers with reliable service even as continued strength in the Hawaii tourism and housing markets kept overall electricity demand hovering near last year’s high levels. And, our bank was able to increase net interest margin despite a flattening yield curve.”

Electric utility net income was $72.8 million in 2005 versus $81.2 million in 2004. “Kilowatthour sales remained even with 2004. At the same time, costs to maintain the utilities’ systems increased significantly in 2005 as generating units worked harder to meet demand, resulting in more frequent and extensive maintenance and repairs,” said Clarke. “Higher retirement benefits expenses also factored into increased operation costs.”

Although the total number of customers increased, this was offset by the impact of cooler and less humid weather year-over-year, keeping kilowatthour sales even with 2004. Interim rate relief for our Oahu utility, granted by the Hawaii Public Utilities Commission in late September 2005, increased electric utility operating revenues by $10 million.

Other operation expenses increased $15.8 million year-over-year. The significant components of the increase related to: 1) $6.4 million higher retirement benefits expense due primarily to a decrease in the discount rate assumption used to calculate the benefit obligation; 2) $2.8 million higher expenses for production operation (including higher environmental expenses due to an emission fee waiver in 2004, which was not repeated in 2005); and 3) $2.5 million higher transmission and distribution operation expenses. The remaining increase in other operation expenses is due to increased staffing and other costs to support customer service and energy efficiency programs.

Maintenance expenses increased $4.9 million year-over-year due to $4.0 million higher production maintenance expense (primarily due to generating plant maintenance and generating unit overhauls) and higher transmission and distribution maintenance expense.

Depreciation expense in 2005 was $8.0 million higher, largely due to 2004 plant additions, including the Keahole CT-4 and CT-5 generating units on the island of Hawaii, and a new underground fuel pipeline on Oahu.

Bank net income for 2005 was $64.9 million compared with $41.1 million for 2004. Bank results for 2004 included the $20.3 million after-tax charge related to the state franchise tax dispute covering multiple tax years mentioned above. Excluding the impact of this charge, 2005 bank net income increased $3.5 million or 6% over 2004.

Bank net interest income increased by $15.2 million in 2005. “Strong loan and deposit growth and the bank’s ability to control deposit costs more than offset margin compression pressure from the flat yield curve,” said Clarke. Yields on assets grew as the bank continued diversifying its assets into shorter-maturity, higher-yielding loans. Overall, funding costs were held down as the bank continued to replace higher-costing wholesale borrowings with low-cost deposits. The bank’s net interest margin increased to 3.29% compared to 3.15% in 2004.

“Asset quality showed continued strength in 2005, with delinquencies remaining at all-time low levels,” said Clarke. Strong asset quality allowed the bank to record a $3.1 million reversal of the allowance for loan losses despite the additional loan growth during the year. However, the reversal was less than the $8.4 million reversal recorded in 2004, when high repayments and business liquidity kept loan portfolio balances from growing.

Noninterest expense increased by $9.8 million year-over-year, mainly due to 1) $4.0 million higher compensation and employee benefits expenses related to strategic initiatives, increased pension costs and Sarbanes-Oxley Act compliance costs; and 2) $4.5 million higher other expense due mainly to a charge for the prepayment of a high-cost Federal Home Loan Bank (FHLB) advance, which will lower funding cost in future periods.

In December 2004, the bank’s preferred stock of $75 million held by HEI was converted to common equity. Accordingly, preferred stock dividends payable to HEI were lower by $5.4 million in 2005 compared with 2004.

The holding and other companies’ results from continuing operations were ($10.2) million in 2005 versus ($14.5) million in 2004. 2005 results include an unrealized gain on held-for-sale investment securities of $2.9 million, net of taxes, and a realized gain on sale of an interest in a coal-fired electric generating plant in Georgia of $9.0 million, net of taxes, compared with a $3.6 million net-of-tax realized gain on sale of investments in 2004. In addition, interest expense was lower in 2005 by $1.0 million, net of taxes, than in 2004, due primarily to the redemption of 8.36% trust preferred securities in April 2004. Further, 2005 results were impacted by the $5.4 million reduction of preferred dividends from the bank described above.

Consolidated net income for the fourth quarter was $37.5 million, or $0.46 per share, compared with $24.8 million, or $0.31 per share, for the fourth quarter of 2004.

“We had a good fourth quarter. Results were up for all segments—the utilities, bank and holding and other companies,” said Clarke.

Electric utility net income for the fourth quarter was $18.2 million compared with $13.2 million for the same quarter of 2004. Although the number of customers increased quarter-over-quarter, kilowatthour sales were flat as compared to the fourth quarter of 2004 due to lower usage per customer and cooler and less humid weather. Interim rate relief for our Oahu utility, granted by the Hawaii Public Utilities Commission in late September 2005, increased electric utility operating revenues in the quarter by $10 million compared with the same quarter of 2004.

Other operation and maintenance expenses were $2.9 million lower than in the fourth quarter of 2004. Although retirement benefits expense was $1.5 million higher in the fourth quarter of 2005 compared with the same quarter of 2004, substation and generation station maintenance expenses were lower. In addition, the quarter-over-quarter comparison was impacted by the rescheduling of some maintenance into the fourth quarter of 2004.

Bank net income for the fourth quarter of 2005 was $17.7 million compared with $16.7 million for the fourth quarter of 2004.

Bank net interest income for the three months ended December 31, 2005, increased to $54.2 million compared with $50.5 million in the same period last year. The increase in net interest income was driven by higher balances of loans and deposits and an increase in the net interest margin. The bank’s net interest margin increased to 3.41% in the fourth quarter of 2005, compared with 3.10% in the fourth quarter of 2004, as the yields on loans and mortgage-related securities increased more than the overall cost of the bank’s liabilities.

The increase in net interest income was offset by higher noninterest expense including a charge for prepayment of a high-cost borrowing with the FHLB and the lower reversal of interest on income taxes.

In December 2004, the bank’s preferred stock of $75 million held by HEI was converted to common equity. Accordingly, preferred stock dividends payable to HEI were lower by $1.4 million in the fourth quarter of 2005 compared with the same quarter of 2004.

The holding and other companies’ results from continuing operations were $1.7 million in the fourth quarter of 2005 versus $(5.1) million for the same quarter of 2004. The quarter-over-quarter increase was primarily due to a realized gain on sale of an interest in a coal-fired electric generating plant in Georgia, net of taxes, of $9.0 million, partially offset by an unrealized net-of-tax loss of $1.3 million on held-for-sale investment securities. Similar investment transactions did not occur in the fourth quarter of 2004.

HEI supplies power to over 400,000 customers or 93% of the Hawaii market through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Cautionary Statements and Risk Factors that May Affect Future Results” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2005	2004	2005	2004
Revenues
Electric utility	$510,540	$423,376	$1,806,384	$1,550,671
Bank	101,309	94,748	387,910	364,284
Other	12,910	266	21,270	9,102

	624,759	518,390	2,215,564	1,924,057

Expenses
Electric utility	470,623	392,240	1,644,681	1,376,768
Bank	73,501	65,424	283,009	259,310
Other	4,572	6,235	16,452	17,019

	548,696	463,899	1,944,142	1,653,097

Operating income (loss)
Electric utility	39,917	31,136	161,703	173,903
Bank	27,808	29,324	104,901	104,974
Other	8,338	(5,969)	4,818	(7,917)

	76,063	54,491	271,422	270,960

Interest expense–other than bank	(18,354)	(18,247)	(75,309)	(77,176)
Allowance for borrowed funds used during construction	560	306	2,020	2,542
Preferred stock dividends of subsidiaries	(473)	(476)	(1,894)	(1,901)
Allowance for equity funds used during construction	1,430	738	5,105	5,794

Income from continuing operations before income taxes	59,226	36,812	201,344	200,219
Income taxes	21,702	12,002	73,900	92,480

Income from continuing operations	37,524	24,810	127,444	107,739
Discontinued operations - gain (loss) on disposal, net of income taxes	—	—	(755)	1,913

Net income	$37,524	$24,810	$126,689	$109,652

Per common share
Basic earnings (loss) - Continuing operations	$0.46	$0.31	$1.58	$1.36
- Discontinued operations	—	—	(0.01)	0.02

	$0.46	$0.31	$1.57	$1.38

Diluted earnings (loss) - Continuing operations	$0.46	$0.31	$1.57	$1.36
- Discontinued operations	—	—	(0.01)	0.02

	$0.46	$0.31	$1.56	$1.38

Dividends	$0.31	$0.31	$1.24	$1.24

Weighted-average number of common shares outstanding	80,925	80,630	80,828	79,562

Adjusted weighted-average shares	81,338	80,981	81,200	79,719

Income (loss) from continuing operations by segment
Electric utility	$18,186	$13,244	$72,802	$81,177
Bank	17,659	16,706	64,883	41,062
Other	1,679	(5,140)	(10,241)	(14,500)

Income from continuing operations	$37,524	$24,810	$127,444	$107,739

This information should be read in conjunction with HEI’s consolidated financial statements and the notes thereto for the years ended December 31, 2004 and 2005 (when filed with the Securities and Exchange Commission) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. In April 2004, the HEI Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend with a distribution date of June 10, 2004. All share and per share information above reflects the stock split.

In June 2004, ASB recorded a cumulative after-tax charge to net income of $24 million for an unfavorable tax ruling involving its real estate investment trust subsidiary, which was settled in December 2004. As a result of the settlement, ASB recognized $3 million in additional net income in the fourth quarter of 2004.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands)	2005	2004	2005	2004
Operating revenues	$509,336	$422,772	$1,801,710	$1,546,875

Operating expenses
Fuel oil	192,586	143,257	639,650	483,423
Purchased power	128,449	106,345	458,120	398,836
Other operation	47,878	46,901	172,962	157,198
Maintenance	23,326	27,188	82,242	77,313
Depreciation	30,573	28,846	122,870	114,920
Taxes, other than income taxes	47,041	39,164	167,295	143,834
Income taxes	11,244	6,605	45,029	50,059

	481,097	398,306	1,688,168	1,425,583

Operating income	28,239	24,466	113,542	121,292

Other income
Allowance for equity funds used during construction	1,430	738	5,105	5,794
Other, net	727	246	3,538	3,132

	2,157	984	8,643	8,926

Income before interest and other charges	30,396	25,450	122,185	130,218

Interest and other charges
Interest on long-term debt	10,767	10,827	43,063	42,543
Amortization of net bond premium and expense	554	565	2,212	2,289
Other interest charges	950	621	4,133	4,756
Allowance for borrowed funds used during construction	(560)	(306)	(2,020)	(2,542)
Preferred stock dividends of subsidiaries	229	229	915	915

	11,940	11,936	48,303	47,961

Income before preferred stock dividends of HECO	18,456	13,514	73,882	82,257
Preferred stock dividends of HECO	270	270	1,080	1,080

Net income for common stock	$18,186	$13,244	$72,802	$81,177

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,552	2,547	10,090	10,063
Cooling degree days (Oahu)	1,071	1,224	4,971	5,107
Average fuel cost per barrel	$67.78	$49.33	$56.61	$42.67

This information should be read in conjunction with HECO’s consolidated financial statements and the notes thereto for the years ended December 31, 2004 and 2005 (when filed with the Securities and Exchange Commission) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

American	Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands)	2005	2004	2005	2004
Interest and dividend income
Interest and fees on loans	$53,265	$47,028	$205,084	$184,773
Interest on mortgage-related securities	31,672	32,227	121,847	116,471
Interest and dividends on investment securities	977	844	4,077	5,876

	85,914	80,099	331,008	307,120

Interest expense
Interest on deposit liabilities	14,232	11,850	52,064	47,184
Interest on Federal Home Loan Bank advances	11,190	11,314	44,699	43,301
Interest on securities sold under agreements to repurchase	6,253	6,480	24,663	22,302

	31,675	29,644	121,426	112,787

Net interest income	54,239	50,455	209,582	194,333
Reversal of allowance for loan losses	—	—	(3,100)	(8,400)

Net interest income after reversal of allowance for loan losses	54,239	50,455	212,682	202,733

Noninterest income
Fees from other financial services	7,082	5,838	25,790	23,560
Fee income on deposit liabilities	4,415	4,544	16,989	17,820
Fee income on other financial products	2,278	2,234	9,058	10,184
Gain (loss) on sale of securities	—	—	175	(70)
Other income	1,620	2,033	4,890	5,670

	15,395	14,649	56,902	57,164

Noninterest expense
Compensation and employee benefits	17,739	17,549	69,082	65,052
Occupancy	4,593	4,266	17,055	16,996
Equipment	3,608	3,392	13,722	13,756
Services	3,872	3,850	15,466	12,863
Data processing	2,559	3,245	10,598	11,794
Marketing	1,165	1,398	3,816	3,987
Other expense	8,290	2,080	34,944	30,475

	41,826	35,780	164,683	154,923

Income before minority interests and income taxes	27,808	29,324	104,901	104,974
Minority interests	—	24	45	97
Income taxes	10,149	11,241	39,969	58,404

Income before preferred stock dividends	17,659	18,059	64,887	46,473
Preferred stock dividends	—	1,353	4	5,411

Net income for common stock	$17,659	$16,706	$64,883	$41,062

Net interest margin (%)	3.41	3.10	3.29	3.15

This information should be read in conjunction with HEI's consolidated financial statements and the notes thereto for the years ended December 31, 2004 and 2005 (when filed with the Securities and Exchange Commission) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

In June 2004, ASB recorded a cumulative after-tax charge to net income of $24 million for an unfavorable tax ruling involving its real estate investment trust subsidiary, which was settled in December 2004. As a result of the settlement, ASB recognized $3 million in additional net income in the fourth quarter of 2004.

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President (Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)	Date: January 30, 2006
Date: January 30, 2006